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                                                                Exhibit 10.13

                      [OPTIMUM HEALTH SERVICES LETTERHEAD]

                             AMENDMENT TO EMPLOYMENT
                          AGREEMENT DATED MAY 12, 1997

                               CHRISTIAN E. MILLER
                                  JUNE 25, 1998


The following changes to the Agreement are made and effective as of May 31, 1998:


Section 2. Employment Term

The term of the Agreement is extended one year and shall end on May 31, 2001.


Section 3.A. Compensation, Expenses, Etc.

a) The following shall be added to the end of the second sentence: ", effective the first day of the fiscal quarter in which the Company is deemed to be operational."

b) The third sentence is deleted and the following is substituted in its place. "For purposes of this Agreement, the Company shall be deemed "operational" at such time as the Company's accrued revenues for a fiscal quarter are equal to or greater than $375,000."


Section 3.B. Compensation, Expenses, Etc.

The performance bonus percentage is hereby changed from 20% to 25%.


Section 4. Stock Options

a) Time Options - The vesting of the stock options granted under the Company's 1997 stock option plan is hereby accelerated by the action of the Board of Directors to May 15, 1998. In addition, the entire Time Options section is hereby changed to:

     "Employee shall be granted, under the Company's 1998 stock option plan, incentive stock options ("Time Options") to purchase 12,568 shares of the Company's Common Stock at an exercise price of $1.44 per share. The Time Options will vest in equal installments on June 1, 1999, June 1, 2000, and May 31, 2001 which shall be


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     evidenced by a stock option agreement (such Time Options shall be subject to adjustment in the event of a re-capitalization, stock split, rights offering, stock dividend). Sale of the shares of Common Stock issued to Employee upon the exercise of the Time Options may be subject to limitations pursuant to Rule 144 under the Securities Act of 1933. The Time Options shall be exercisable for a period of five (5) years from June 1, 1998. However, in the event this Agreement is terminated for cause or in the event Employee resigns from the employment of the Company, the vested Time Options shall be exercisable for a period of three (3) months from the date of such termination or resignation."

b)   Performance Options - Deleted in its entirety.

c)   Additional Options - Deleted in its entirety.




/s/ CHRISTIAN E. MILLER                        /s/ JASON M. PATCHEN
    ---------------------------                    -----------------------------
    Christian E. Miller                            Jason M. Patchen